Exhibit 99.3

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Please sign and date the enclosed Written Consent, ADD 2 ADD 3 and then deliver the Written Consent to Williams ADD 4 Partners using any of the following methods: ADD 5 ADD 6 MMMMMMMMM • Facsimile: 918-573-1807 • Email (by sending a .pdf copy of the Written Consent): WPZMergerVote@williams.com • Mail: One Williams Center, Tulsa, Oklahoma 74172-0172, Attention: Secretary WRITTEN CONSENT q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q WRITTEN CONSENT OF UNITHOLDERS OF WILLIAMS PARTNERS L.P. (“WILLIAMS PARTNERS”) TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 16, 2018 (THE “MERGER + AGREEMENT”), BY AND AMONG THE WILLIAMS COMPANIES, INC. (“WILLIAMS”), SCMS LLC (“MERGER SUB”), WILLIAMS PARTNERS, AND WPZ GP LLC Please return this Written Consent no later than 5:00 p.m., Central Time, on , 2018, which is the final date that the Board of Directors of the general partner of Williams Partners has set for receipt of written consents. Your common units of Williams Partners (“WPZ Common Units”) will be tabulated and voted as you indicate below. Any executed written consent returned without indicating a decision on the proposal will be voted to APPROVE the proposal. The undersigned record holder of WPZ Common Units and Class B limited partner units of Williams Partners (“WPZ Class B Units” and together with the WPZ Common Units, the “WPZ Units”) hereby consents to, and does hereby approve, the Merger Agreement and the transactions contemplated thereby, including the merger of Merger Sub with and into Williams Partners, with Williams Partners surviving as a wholly-owned subsidiary of Williams. By signing this Written Consent, a unitholder of Williams Partners shall be deemed to have voted in favor of the proposal described above with respect to all WPZ Units which it is entitled to vote. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO THE RECEIPT BY WILLIAMS PARTNERS OF WRITTEN CONSENTS REPRESENTING A MAJORITY OF THE OUTSTANDING WPZ UNITS BY FILING A WRITTEN INSTRUMENT REVOKING THE WRITTEN CONSENT WITH WILLIAMS PARTNERS’ SECRETARY. (Please date this Written Consent and sign your name as it appears hereon. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.) Date (mm/dd/yyyy) — Please print date below. Signature 1 Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1UP X 3 8 2 8 2 3 3 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 02VDPC